U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2014

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On September 30, 2014, American Science and Engineering, Inc. (the “Company”) issued a press release announcing that the Company is anticipating a net loss for the second quarter of fiscal year 2015, ending September 30, 2014.  The Company will provide complete Q2 fiscal year 2015 results in its quarterly release on November 7, 2014.  In connection with the anticipated loss the Company announced that it has reduced its workforce by approximately 10% and has implemented additional targeted cost reductions to further reduce its operating expenses.

Cautionary Note Regarding Forward-Looking Statements.     Except for historical information contained in the press release attached as an Exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release of American Science and Engineering, Inc. dated September 30, 2014 announcing anticipated loss for the second quarter of fiscal year 2015 and workforce reduction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2014	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of American Science and Engineering, Inc. dated September 30, 2014, announcing anticipated loss for the second quarter of fiscal year 2015 and workforce reduction.